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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDANT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our reports dated February 14, 1994, except as to the information presented in Note 2, for which the date is June 7, 1994, on our audits of the consolidated financial statements and financial statement schedules of Brown & Sharpe Manufacturing Company. We also consent to the reference to our firm under the caption "Experts".

                                          Coopers & Lybrand

Boston, Massachusetts
June 23, 1994